CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 4 to Registration  Statement No. 333-116351 on Form N-1A of American Century
Asset  Allocation  Portfolios,  Inc. of our  reports  dated  September  9, 2005, appearing in the respective  Annual Reports of My Retirement 2015 Portfolio,  My
Retirement  2025 Portfolio,  My Retirement  2035  Portfolio,  My Retirement 2045
Portfolio,   My  Retirement  Income  Portfolio,   One  Choice  Portfolio:   Very
Conservative,   One  Choice  Portfolio:   Conservative,  One  Choice  Portfolio:
Moderate,  One Choice  Portfolio:  Aggressive,  and One Choice  Portfolio:  Very
Aggressive,  for the year ended July 31, 2005,  in the  Statement of  Additional
Information,  which is part of this Registration  Statement.  We also consent to the reference to us under the caption "Service Providers--Independent Registered
Public  Accounting  Firm" in such Statement of Additional  Information.  We also consent to the reference to us under the caption  "Financial  Highlights" in the
Prospectuses for My Retirement 2015 Portfolio,  My Retirement 2025 Portfolio, My
Retirement 2035 Portfolio,  My Retirement 2045 Portfolio,  My Retirement  Income
Portfolio,  One Choice  Portfolio:  Very  Conservative,  One  Choice  Portfolio:
Conservative, One Choice Portfolio: Moderate, One Choice Portfolio:  Aggressive,
and  One  Choice  Portfolio:  Very  Aggressive,  which  is  also  part  of  this
Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
November 23, 2005